SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant[X]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               Spectrum Control, Inc.

                 (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       	1) Title of each class of securities to which transaction applies:



       	2) Aggregate number of securities to which transaction applies:



       	3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)



       	4) Proposed maximum aggregate value of transaction:



       	5) Total fee paid:



[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
[ ]  Fee paid previously with preliminary materials.

	       1)	     Amount Previously Paid:



       	2)	     Form, Schedule or Registration Statement No.:



       	3)	     Filing Party:



       	4)	     Date Filed:

                            SPECTRUM CONTROL, INC.
                               8031 Avonia Road
                        Fairview, Pennsylvania  16415


NOTICE OF ANNUAL SHAREHOLDER MEETING
April 3, 2000



SPECTRUM CONTROL, INC.


To the Shareholders:

       	NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Spectrum Control, Inc. will be held at the Bel-Aire Hotel, 2800 West Eighth Street, Erie, Pennsylvania 16505, on Monday, April 3, 2000, at 9:00 a.m., prevailing time, for the following purposes:


        1. To elect three Directors to hold office for a term of three years.

       	2.	     To ratify the appointment of Ernst & Young LLP as independent auditors of the Company.

       	3. To transact such other business as may come before the meeting or any adjournment thereof.

Accompanying this Notice is a Form of Proxy and Proxy Statement.


Shareholders of the Company of record at the close of business on February 15, 2000 are entitled to notice and the right to vote at the Annual Meeting. Each holder of shares of Common Stock is entitled to one (1) vote per share.


ALL SHAREHOLDERS ARE URGED TO ATTEND THE MEETING OR TO VOTE BY PROXY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.


                                    					By Order of the Board of Directors




                                           						JAMES F. TOOHEY, Secretary


You are urged, whether you own one or many shares, to mark, date, sign and promptly mail the enclosed Proxy in the enclosed envelope in order that your Company receives enough proxy vote returns to conduct its annual meeting.

PROXY STATEMENT FOR ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD April 3, 2000


Solicitation of Proxy

     	This Proxy Statement and the accompanying form of proxy will be mailed to all Shareholders of Spectrum Control, Inc., 8031 Avonia Road, Fairview, Pennsylvania 16415 ("Spectrum", "the Corporation" or "the Company") by March 1, 2000, and is furnished in connection with the Directors' solicitation of proxies for the Annual Meeting of Shareholders to be held on April 3, 2000 at the time and place and for the purposes set forth in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Only holders of Common Stock of record at the close of business on February 15, 2000, will be entitled to vote. On that date there were 11,001,370 shares of Common Stock outstanding, the holders of which will vote together as a class.

	     Each share of Common Stock entitles the holder thereof to one (1) vote.
With respect to the election of Directors, Shareholders have the right to vote cumulatively.  This means that each Shareholder may multiply the number of shares he or she owns by the number of Directors to be elected and distribute this number among any number or all of the candidates in any manner he or she desires. Cumulative voting enables Shareholders to concentrate the voting of their shares in favor of the election of a lesser number of nominees than the total number of Directors being voted upon; persons holding less than a majority of shares voting may thereby be able to elect one or more Directors.

Revocation of Proxy

	     The giving of a proxy does not preclude the right to vote in person should the person giving the proxy desire, and the person giving the proxy has the power to revoke the proxy at any time before it has been exercised. This right of revocation is not limited nor is it subject to any formal procedure.

Proxy Solicitation Cost

	     The cost of soliciting proxies in the accompanying form will be borne by the Company.  The officers, directors and employees of the Company, without additional compensation, may solicit proxies by mail, facsimile, telephone or personal contact.  The Company does not expect to pay any compensation for the solicitation of proxies, but will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses in forwarding proxies and proxy material to the beneficial owners of its Common Stock.

Annual Report

	     The Annual Report of the Company for the year ended November 30, 1999, is being mailed to Shareholders concurrently with this Proxy Statement.  The
Annual Report is not to be considered a part of the proxy soliciting materials.


Corporate Governance

	     The By-Laws of the Corporation provide that the business shall be managed by a Board of Directors, up to eleven (11) in number, who need not be residents of Pennsylvania or Shareholders of the Corporation, and who normally serve for terms of three (3) years each. The Company presently has eight (8) Directors.

	     During the past fiscal year, the Board of Directors met eight (8) times.
All Directors attended more than 80% of the Board of Directors and Committee
Meetings they were scheduled to attend.

	     Because of the multitude of matters requiring Board consideration, the
Board of Directors has established a number of committees to devote attention to specific subjects, as further described below.

	     Committees of the Board

              Acquisition, Divestiture, and Major New Business Development
      Committee: This committee reviews and recommends to the Board matters involving acquisition of companies and product lines, and divestiture of plant and/or product lines. The current members of this committee are Gerald A. Ryan, Chairman; Edwin R. Bindseil; John P. Freeman; Melvin Kutchin; and Richard A. Southworth. It met three (3) times in 1999.

              Audit Committee: The Audit Committee recommends to the Board the engagement of independent public accountants to audit the financial statements of the Company. It also negotiates and recommends the fee to be paid by the Company to the Auditors for audit and non-audit services. Its responsibility further includes reviewing the proposed scope and results of the audit, as well as the scope, adequacy and results of the Company's internal audit and control procedures. The current members of the Audit Committee are: John M. Petersen, Chairman; and Gerald A. Ryan. It met three (3) times in 1999.

        		    Compensation Committee:  The Compensation Committee reviews and makes recommendations to the Board on salary, incentive compensation practices and benefit programs for the compensation of the President and other key employees; recommends to the Board the amount and method of compensation of Board members; and reviews annually the operation and performance of incentive compensation plans that apply to the
      President and other key employees of the Company.  The current members of this committee are James F. Toohey, Chairman; Edwin R. Bindseil;
      J. Thomas Gruenwald; John M. Petersen; and Gerald A. Ryan.  It met five
      (5) times in 1999.

            		Finance Committee: The Finance Committee of the Board of Directors has the responsibility of analysis of the financial condition and trends of the Company. The Committee reports the information to the full Board for possible resolution or action. Included as specific responsibilities of this Committee are: ratifying and approving all financial projections, forecasts and expectations that are intended for submission to banks, financial institutions or the public. The current members of this Committee are John P. Freeman, Chairman; Edwin R.
      Bindseil; John M. Petersen; Gerald A. Ryan; and Richard A. Southworth.
      It met eleven (11) times in 1999.

           		 Nominating Committee:  This Committee has the responsibility for recommending to the Board of Directors nominees to fill Board vacancies.
      The Nominating Committee also has the responsibility for providing the evaluation of director performance, bringing to the Board
      recommendations for the membership of the Committees of the Board, and recommending to the Board a successor to the Chief Executive Officer when a vacancy occurs through retirement or otherwise.  The Committee will consider Board nominees recommended by management or shareholders, and such recommendations, together with appropriate biographical information, may be delivered in writing to the attention of the
      Nominating Committee Chairman at the Company's principal executive offices.  The current members of this Committee are James F. Toohey,
      Chairman; Melvin Kutchin; and Gerald A. Ryan.  It met two (2) times in
      1999.

Election of Directors

	       The Company presently has eight (8) Directors.  It is intended that the proxies given to Directors will be used to elect the nominees named below, all of whom are now members of the Board of Directors and whose present terms expire at the time of this meeting.




                                     First                     Term
                                     Elected                   to
Name                       Age       Director    Term          End


J. Thomas Gruenwald        52        ----        3 yrs.        2003
Melvin Kutchin             74        1995        3 yrs.        2003
Gerald A. Ryan             64        1968        3 yrs.        2003


The terms of the following five (5) Directors extend beyond the time of this meeting:
                                     First                     Term
                                     Elected                   to
Name                       Age       Director    Term          End


Edwin R. Bindseil          69        1991        3 yrs.        2002
John P. Freeman            45        1991        3 yrs.        2002
John M. Petersen           71        1970        3 yrs.        2001
Richard A. Southworth      57        1998        3 yrs.        2001
James F. Toohey            65        1968        3 yrs.        2001


Directors of the Company

	       Edwin R. Bindseil obtained his undergraduate degree in Chemical Engineering from the University of Detroit and an MBA from Harvard University. In 1989, Mr. Bindseil retired from AMSCO after 31 years of service, 22 years of which he served in senior executive management positions, including general management, marketing, operations, research and development, acquisitions and corporate strategic planning. Since 1990, Mr. Bindseil has been an independent businessman, consultant and entrepreneur. He also serves as a Director of a number of privately held companies.

	       John P. Freeman is a graduate of Gannon University in Accounting and is a Certified Public Accountant and Certified Management Accountant.  He joined the Company in 1988 as Controller.  Prior to that time, he was a principal in a public accounting firm.  In January of 1990, he was named Vice President and
Chief Financial Officer.

	       J. Thomas Gruenwald obtained his undergraduate degree in Physics from the University of Cincinnati, and his Masters degree and Ph.D. in Theoretical
Physics from Purdue University.  He has been employed by Tellabs, Inc. since
1991, serving in various executive positions including Vice President of
Strategic Resources and Director of Engineering - Network Access Division.
Currently, Mr. Gruenwald serves as Vice President and General Manager of the
Broadband Media Group and Network Solutions Group.  Prior to joining Tellabs,
Mr. Gruenwald served as President of UNI Quality, Inc., a professional services firm, and held several executive and technical positions with AT&T.
He was appointed a Director of the Company in June of 1999.

	       Melvin Kutchin is a graduate of the University of Pennsylvania and was appointed a Director of the Company in October of 1994.  He served as
President of Kitchen and Kutchin, Inc., manufacturer's representative of electronic components, from 1961 through January 1994 when he became Chairman of the Board.  From 1980 through 1990, he was President of JBM Electronics, manufacturer of delay lines and other magnetic devices.

	       John M. Petersen is a graduate of the University of Pittsburgh.  He is the retired President and Chief Executive Officer of Erie Family Life
Insurance Company, Erie Indemnity Company, Erie Insurance Company and Flagship
City Insurance Company, comprising the Erie Insurance Group, and serves as a
Director of each of these Companies.  Since 1995, he has been an investment consultant.  Mr. Petersen is a founder and has served as a Director of
Spectrum since 1970.

	       Gerald A. Ryan is a graduate of the Massachusetts Institute of Technology and has been a Director of the Company since its inception and Chairman since 1991. Mr. Ryan is a principal with Erie Business Management Corporation, Erie, Pennsylvania, which invests in and manages various businesses. Mr. Ryan serves as Chairman of the Board of Automated Industrial Systems, Inc. and Director/Chairman Emeritus of Rent-Way, Inc. a company listed on the New York Stock Exchange in the rental-purchase business.

	       Richard A. Southworth is a graduate of Gannon University in Mechanical
Engineering and Mathematics.  He joined the Company in 1991 as Vice Present and General Manager.  Prior to joining the Company, Mr. Southworth held executive positions with National Water Specialties, Philips Components,
Murata Electronics North America, and Erie Technological Products.  In 1997,
Mr. Southworth was named President and Chief Executive Officer.

	       James F. Toohey is a graduate of Gannon University and Dickinson School of Law and is a practicing member of the Erie County Bar Association.  He is a member of the law firm of Quinn, Buseck, Leemhuis, Toohey & Kroto, Inc., general counsel to the Company, and has been a Director and Secretary of the
Company since its organization.


Compensation of Directors

	       Directors who are not full-time employees are compensated for services as Directors as authorized and approved by the full Board of Directors.  In
1999, the Directors received annual compensation, paid monthly, as follows:

	       Board of Directors Annual Retainer. . . . . . . . . .  $8,000
	       Attendance at each Board Meeting. . . . . . . . . . .     500
	       Attendance at each Committee Meeting. . . . . . . . .     250
	       Chairman at each Committee Meeting. . . . . . . . . .      50
	       Secretary . . . . . . . . . . . . . . . . . . . . . .   2,100

Securities Ownership

	       The following table sets forth, as of February 15, 2000, the securities beneficially owned by: (i) all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, (ii) each
Director of the Company, (iii) each of the executive officers named in the
Summary Compensation Table, and (iv) all Officers and Directors of the Company
as a group.  Except as otherwise indicated, all Shareholders listed below have record and beneficial ownership of, and sole voting and dispositive power over, the securities listed.

                                                   Total
                         Shares of   Common      Beneficial       Approximate
                          Common      Stock     Ownership of     Percentage of
                           Stock     Options    Common Stock     Common Stock
Beneficial Owner           Owned    Owned (1)  Outstanding (1)  Outstanding (1)

David L. Babson and
Company Inc.(2)          1,154,050         -      1,154,050         10.39%

Wellington Management
Company LLP(3)             776,900         -        776,900          6.99%

Kern Capital
Management, LLC(4)         724,800         -        724,800          6.52%

Dimensional Fund
Advisors, Inc.(5)          648,300         -        648,300          5.83%

Edwin R. Bindseil           97,600    15,000        112,600          1.01%
John P. Freeman(6)          39,956    13,167         53,123          0.48%
J. Thomas Gruenwald              -         -              -              -
Lawrence G. Howanitz(6)(7)   2,256     4,000          6,256          0.06%
Melvin Kutchin(8)           15,000    15,000         30,000          0.27%
John M. Petersen(9)        341,935    15,000        356,935          3.21%
Gerald A. Ryan(10)         117,679    15,000        132,679          1.19%
Robert L. Smith(6)          10,932     6,667         17,599          0.16%
Richard A. Southworth(6)    37,636    10,000         47,636          0.43%
James F. Toohey(11)        300,394    15,000        315,394          2.84%
Brian F. Ward(6)             1,996     4,000          5,996          0.05%

All Officers and
Directors as a Group       972,551   114,167      1,086,718          9.78%
(12 persons)


  (1) Includes only Common Stock Options exercisable within sixty days of the date of this Proxy Statement, which securities are deemed for purposes of the Securities Act of 1933 to be owned beneficially (but not of record) by their respective holders. The shares underlying these securities are deemed to be outstanding for purposes of determining the percent of class with respect to each Holder and all Directors and Officers as a group.

  (2) Based upon information set forth in Schedule 13G as filed with the Securities and Exchange Commission by David L. Babson and Company, Inc., One Memorial Drive, Cambridge, Massachusetts, 02142.

  (3) Based upon information set forth in Schedule 13G as filed with the Securities and Exchange Commission by Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02109.

  (4) Based upon information set forth in Schedule 13G as filed with the Securities and Exchange Commission by Kern Capital Management, LLC, 114 West 47th Street, Suite 1926, New York, New York 10036.

  (5) Based upon information set forth in Schedule 13G as filed with the Securities and Exchange Commission by Dimensional Fund Advisors, Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, California, 90401.

  (6) Includes the following shares held in the Company's 401(k) Profit Sharing Plan for the benefit of the named individual: 6,498 shares for Mr. Freeman, 1,856 shares for Mr. Howanitz, 7,432 shares for Mr. Smith, 5,276 shares for Mr. Southworth, and 1,996 shares for Mr. Ward.

  (7) Includes 400 shares of Common Stock held by Mr. Howanitz's spouse and child.

  (8)   Includes 10,000 shares of Common Stock held by Mr. Kutchin's spouse.

  (9)   Includes 20,000 shares of Common Stock held by Mr. Petersen's spouse.

  (10) Includes 69,130 shares of Common Stock held in a Keogh Plan for the benefit of Mr. Ryan and 1,740 shares of Common Stock held in Individual Retirement Accounts for the benefit of Mr. Ryan and his spouse.

  (11) Mr. Toohey is a member of the law firm of Quinn, Buseck, Leemhuis, Toohey and Kroto, Inc. which holds 339,310 shares of Common Stock in its Profit Sharing Plan. Of this amount, 197,385 shares are included in the table above for Mr. Toohey. Mr. Toohey disclaims beneficial ownership as to all other shares held by such firm and does not have voting or dispositive power with respect thereto.



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

	       Quinn, Buseck, Leemhuis, Toohey & Kroto, Inc. performed legal services for the Company during the 1999 fiscal year.  This law firm is expected to continue to perform such services during the current fiscal year.  James F.
Toohey, a Director of the Company, is a partner in this law firm.

EXECUTIVE COMPENSATION

	       Summary Compensation Table.  The following table shows the compensation paid to the President and Chief Executive Officer and each of the next four most highly compensated executive officers of the Company who served as executive officers at the end of the 1999 fiscal year, for services rendered to the Company and its subsidiaries during fiscal year 1999. The table also includes amounts relating to the fiscal years 1998 and 1997.  Inapplicable column headings have been omitted.

                          SUMMARY COMPENSATION TABLE

                                                              Long-Term
                                                             Compensation
                                      Annual Compensation       Awards

                                                       Other  Securities All
                                                       Annual Underlying Other
Name and                            Salary    Bonus    Comp.   Options   Comp.
Principal Position           Year   ($)(1)    ($)(2)   ($)(3)  (#)       ($)(4)

Richard A. Southworth        1999   229,308  228,850        -   30,000   5,733
President, Chief Executive   1998   209,231   80,560        -   25,000   5,231
Officer                      1997   192,635  104,000        -   20,000   4,750


John P. Freeman              1999   124,269   66,864   20,859   21,000   2,982
Vice President,              1998   106,461   24,192   12,125   12,000   2,661
Chief Financial Officer      1997    98,808   32,411   12,914   17,500   2,470

Brian F. Ward                1999   123,923   66,864        -   15,000   2,973
Vice President,              1998   103,923   19,716        -   12,000   2,598
Sales and Marketing     (5)  1997   100,109   31,200        -        -  22,896

Lawrence G. Howanitz         1999   117,558   62,370        -   21,000   2,351
Vice President,         (6)  1998         -        -        -        -       -
Signal Products Group   (6)  1997         -        -        -        -       -

Robert L. Smith              1999   105,712   60,297        -   12,000   2,518
Vice President, Quality      1998    94,499   21,888        -   12,000   2,363
and Technology               1997    88,577   27,238        -    5,000   2,473


        (1) Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code.

        (2) Amounts earned under the Company's At-Risk Compensation Plan and former Management Incentive Plan.

        (3) Amounts earned under the Company's Directors' Performance Incentive Plan.

        (4) Matching contributions made by the Company to the Spectrum Control, Inc. 401(k) Profit Sharing Plan on behalf of the named executive officers.

        (5) All other compensation in fiscal 1997 includes $20,000 in relocation costs.

        (6) Mr. Howanitz was named an executive officer of the Company in fiscal 1999. Accordingly, compensation amounts for fiscal years 1998 and 1997 have been omitted.


1999 OPTION GRANTS

The following table shows information regarding grants of stock options in fiscal year 1999 to the named executive officers.


                               Individual Grants            Potential Realizable
                                                              Value at Assumed
                                                               Annual Rates of
                                                                 Stock Price
                  Number                                        Appreciation
                    of      % of Total                       For Option Term (4)
                Securities   Options
                  Under-    Granted to  Exercise
                  lying     Employees    Price
                 Options     in 1999      per
                 Granted    Fiscal Yr.   Share     Expiration
Name               (#)(1)      (2)       ($) (3)      Date      5% ($)   10% ($)
Richard A.
Southworth         30,000    19.11        4.13      01/25/04    34,200   75,540

John P. Freeman    21,000    13.38        4.25      01/06/04    24,570   54,390

Brian F. Ward      15,000     9.55        4.25      01/06/04    17,550   38,850

Lawrence G.
Howanitz           21,000    13.38        4.25      01/06/04    24,570   54,390

Robert L. Smith    12,000     7.64        4.25      01/06/04    14,040   31,080

  (1) All options were granted under the Company's Stock Option Plan of 1995. Options are exercisable in three equal annual installments commencing two years from the date of grant. All unexercised options expire five years from the date of grant.

  (2) The Company granted options representing 157,000 shares to employees during fiscal year 1999.

  (3) The exercise price per share of each option is equal to the fair market value of Common Stock on the date of grant.

  (4) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10%, as prescribed by the Securities and Exchange Commission, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment with the Company through the option term, and the date on which the options are exercised and the underlying shares are sold. The Company did not use an alternative formula for a grant date valuation, as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.


	       Option Exercises and 1999 Fiscal Year End Values Table. The following table sets forth information with respect to the named executive officers concerning the exercise of options during the fiscal year ended November 30,
1999 and unexercised options held as of November 30, 1999.

        	      Aggregated Option Exercises in Last Fiscal Year
		                    and Fiscal Year End Option Values

                                  Number of Securities    Value of Unexercised
                                  Underlying Unexercised  In-the-Money Options
                                    Options at Fiscal      at Fiscal Year End
                  Shares              Year End (#)               ($)(2)
              		  Acquired
		                on       Value
		                Exercise Realized              Unexer-               Unexer-
Name              (#)      ($)(1)   Exercisable  cisable  Exercisable  cisable
Richard A.
Southworth              -         -    13,333    75,001    103,851    482,716

John P. Freeman    15,531    87,113         -    48,001          -    316,528

Brian F. Ward       3,333     9,999         -    28,667          -    172,503

Lawrence G.
Howanitz            2,333    10,083         -    35,667          -    219,961

Robert L. Smith     3,666    13,645         -    28,334          -    173,422


  (1) Market value of underlying securities on date of exercise, minus the exercise price.

  (2) Total value of options (market value of underlying securities minus exercise price of option) based on a per share fair market value of Company Common Stock of $10.875 at November 30, 1999.


Compensation Committee Interlocks and Insider Participation

	       As discussed above, the members of the Compensation Committee during
1999 were Messrs. Bindseil, Gruenwald, Petersen, Ryan and Toohey.  All five members are non-management or outside directors.  None of the executive officers of the Company has served on the Board of Directors or Compensation
Committee of any other entity of which any member of the Spectrum Board is in any way affiliated.

Compensation Committee Report

	       The Company's Compensation Committee is charged with the responsibility of recommending an executive compensation program, plans and policies to the
Board of Directors.

	       The Compensation Committee is committed to compensating the key executives in such a manner as to encourage them to develop business strategies to capitalize on Spectrum's position in the electronic control products and systems business and to grow in new technology markets. The Committee is dedicated to attracting and retaining the best executive talent available to achieve its aggressive strategy.

	       Accordingly, the Committee periodically retains the services of compensation consultants to prepare and update executive compensation studies. As a result, the Committee has adopted a compensation package comprised of base salary, performance-based cash awards and long-term incentive stock options.

	       Base Salary

	       The Committee's goal is to establish base salaries which are fair, reasonable and competitive with similar industrial companies. With this in mind, the Committee periodically reviews and analyzes compensation consultant data and establishes base salaries within plus or minus 20% of the estimated average base compensation levels of similar companies as indicated in the consultant's report.

	       Performance-Based Cash Awards

	       The Company's executive officers are eligible for annual cash awards which through 1998 were calculated under the Company's Management Incentive
Plan (the "MIP"), and since 1999 under a plan known as the At-Risk
Compensation Plan, (the "ARC"). The purpose of these plans is to provide strong incentive for key employees to properly motivate individuals under their direction thereby obtaining for the shareholders the best financial results possible under the prevailing circumstances. The MIP generally provided for cash awards commencing upon attainment of 90% of the annual operating plan. The ARC utilizes Profit Before Taxes (the "PBT") as a basis for payment.  Each year, the Board of Directors establishes a minimum PBT increase over the prior year that must be achieved before the program is activated.  For 1999, the activation threshold was a 7% increase. There is a graduated scale of payments for management if the increase in PBT exceeds the activation threshold.  Based upon these factors, aggregate awards of $632,605 were earned for the fiscal year 1999.  In accordance with the terms of the
ARC, these performance-based cash awards were paid in fiscal year 2000.

	       Long-Term Incentive Stock Options

	       In recognition that an overall compensation package should include rewards for efforts which impact on the value of the company stock, the Committee has recommended and the Board has adopted a policy to award competitive amounts of annual stock options to the key executives of Spectrum. Such options are priced at 100% of the Common Stock's fair market value as of the date of grant. The grant of these options shall be consistent with the adoption of the Annual Operating Plan.

	       The Company currently utilizes the Stock Option Plan of 1995 to provide the annual grant of stock options.


1999 Chief Executive Officer Compensation

	       Mr. Southworth's base salary in 1999 of $230,000 was determined in accordance with the criteria described in the "Base Salary" section of this report. The At-Risk Compensation Plan for 1999 provided for a possible award to Mr. Southworth not to exceed 100% of his annualized salary. The actual award is calculated and paid upon completion of the year end audit and is arithmetically determined based upon the increase in PBT over the prior year and the minimum activation threshold established by the Board of Directors.
Based upon these factors, an award of $228,850 was earned for performance in fiscal year 1999. Under the terms of the ARC, this award was paid in 2000.

EMPLOYEE 401(k) PROFIT SHARING PLAN

	       The Company maintains a Qualified Employee 401(k) Profit Sharing Plan.
Annual profit sharing contributions to the Plan, if any, are determined by the
Board of Directors.  The assets of the Plan are held in trust and invested in various mutual funds and collective trusts under the direction of the Plan participants.  Substantially all employees are eligible for participation in the Plan.  The annual allocation to each Employee's Profit Sharing Account is based upon the actual compensation paid to the Participant.

	       A participant becomes fully vested in his Profit Sharing Account balance on the earliest of the following dates: (i) upon the completion of seven years of service; (ii) upon attaining normal retirement age of 65; (iii) upon incurring total disability; or (iv) on the date of the Participant's death.  A
Participant may not receive a distribution from the Employee Profit Sharing
Account prior to the earliest of the following dates: (i) termination of employment with the Company; (ii) retirement or (iii) death.  The Plan provides that distribution of the Participant's entire interest in the Plan must begin no later than the taxable year in which the Participant attains age seventy and one-half (70-1/2) or, if later, the year the Participant retires and terminates employment with the Employer.

	       The Plan includes a tax deferred employee savings plan pursuant to
Section 401(k) of the Internal Revenue Code. The Company matches an employee's contribution to the savings plan at a rate determined by the Board of Directors. The Company's matching contribution to the 401(k) plan is not subject to any vesting requirements.


Directors' Long-Term Incentive Plan

	       The Board of Directors has adopted a Directors' Performance Incentive
Plan (the "DPIP") which provides for an annual cash payment to each Director of an amount equal to the price appreciation of 5,224 common shares.  Price appreciation is measured over a five-year period, ending on June 30 of the current year, and is subject in all cases of adjustments for stock splits, combinations and similar transactions.  Aggregate amounts of $126,000 in 1999,
$77,000 in 1998, and $73,000 in 1997 were paid under the DPIP.  In connection with the adoption of the 1996 Non-Employee Directors Stock Option Plan, the
Board of Directors amended the DPIP to terminate effective July 1, 2000.

	The 1996 Non-Employee Directors Stock Option Plan (the "Plan") was approved by the Corporation's stockholders on April 1, 1996. The Plan is designed to promote the long-term success of the Corporation by creating a mutuality of interests between the non-employee directors and the stockholders. Under the terms of the Plan, stock options to purchase 7,500 shares of Common Stock are granted annually to all qualified non-employee Directors. The option exercise price is equal to the market price of the Company's Common Stock on the date of the option grant. The options become exercisable at varying dates and expire five years from the date of grant. In 1999, aggregate options to purchase 37,500 shares of Common Stock were granted to non-employee Directors, at an exercise price of $4.38 per share. In 1998, aggregate options to purchase 37,500 shares of Common Stock were granted at an exercise price of $6.00 per share. In 1997, aggregate options to purchase 37,500 shares of Common Stock were granted at an exercise price of $3.50 per share.


Stock Price Performance Graph

	      The following graph shows the Company's total return to shareholders compared to the S&P 500 Index and the NASDAQ Electronic Components Stock Index over the five year period from 1995 though 1999. The graph assumes that $100 was invested on December 1, 1994, in the Company's Common Stock and in each of the other indices.

                1994       1995       1996       1997       1998       1999

Spectrum        $  100     $  163     $  156     $  266     $  209     $  544

S&P 500         $  100     $  137     $  176     $  226     $  280     $  339

NASDAQ
Electronic
Components
Stock Index     $  100     $  185     $  287     $  337     $  418     $  799


Section 16(a) Beneficial Ownership Reporting Compliance

	       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and owners of more than 10% of the Common Stock to file reports of ownership of equity securities of the Company and to furnish copies of such reports to the Company. Based on a review of such reports, the Company believes that during the fiscal year ending
November 30, 1999, all such filing requirements were met except that a Form 4 was inadvertently filed late for Gerald A. Ryan on one occasion.


Appointment of the Company's Auditors for the Fiscal Year 2000

	       Upon recommendation of the Audit Committee, the Board of Directors has
resolved to appoint Ernst & Young LLP as the Company's auditors for the fiscal year ending November 30, 2000, subject only to ratification by the
Shareholders.

	       Representatives of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement, if they desire to do so, and such representatives will be available to respond to appropriate questions. All services of the auditors were reviewed by the Audit Committee and approved by the Board of Directors prior to commencement. No relationship exits other than the usual relationship between independent public accountant and client.


General Matters

	       The Directors know of no matter, other than those referred to in this
Proxy Statement, which will be presented at the meeting.  However, if other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgment in such matters.  Should any Nominee for the office of Director become unable to accept nomination or election, the persons named in the proxy will vote it for the election of such other person, if any, as the Board of
Directors may recommend.  The Board of Directors is not aware that any Nominee named herein will be unable or unwilling to accept nomination or election.

	       You are advised that the deadline for submitting Shareholder proposals for consideration at the next annual meeting is December 8, 2000.

	       The cost of soliciting proxies will be borne by the Company.  Regular employees of the Company may solicit proxies personally or by telephone.  In addition to solicitation by mail and regular employees as aforesaid, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy soliciting material to their principals, and the Company may reimburse them for their expense in so doing.


	       You are urged to sign and return your proxy promptly to make certain your shares will be voted at the meeting.  You may revoke the proxy at any time before it is voted, and if you attend the meeting, as we hope you will, you may vote your shares in person.  For your convenience, a return envelope is enclosed, requiring no additional postage if mailed in the United States.




                                   					JAMES F. TOOHEY, Secretary

Dated: March 1, 2000





                         SPECTRUM CONTROL, INC-PROXY

	       This Proxy is Solicited on Behalf of the Board of Directors


        The undersigned hereby appoints, James F. Toohey as the Proxy of the undersigned, with full power of substitution, to vote all of the undersigned's shares of Common Stock in Spectrum Control, Inc., at the Annual Meeting of Shareholders to be held on Monday, April 3, 2000, and at any adjournment thereof, for the transaction of such business as may come before the meeting and the following matters which are described in the Proxy Statement accompanying the Notice of said meeting.

1.  ELECTION OF DIRECTORS        FOR the Nominees        WITHHOLD AUTHORITY to
                                 listed below            vote for the Nominees
                                                         listed below
            o                              o                       o

     J. Thomas Gruenwald          Melvin Kutchin            Gerald A. Ryan

	       (To withhold authority to vote for any individual nominee, strike a line
      	 through the  nominee's name in  the list.)

2. Ratification of the appointment of Ernst & Young LLP as the Company's auditors for the fiscal year 2000.

            FOR  o                   AGAINST  o                 ABSTAIN  o


3. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.


                         (Continued on reverse side)



                         (Continued from other side)


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDESIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND 2.

                                  Please sign exactly as name appears below.
                                  When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                                     Signature



                                                Signed if jointly held


                                  Dated                              , 2000



           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.